EXHIBIT 99.1

PriceSmart Announces Fourth Quarter and Fiscal Year Results of Operation

SAN DIEGO, CA (November 13, 2006) - PriceSmart, Inc. (NASDAQ: PSMT, www.pricesmart.com) today announced its results of operations for the fourth quarter and fiscal year 2006 which ended on August 31, 2006.

For the fourth quarter of fiscal 2006 net warehouse sales were $182.7 million, compared to $155.4 million in the fourth quarter of fiscal 2005. Total revenue for the fourth quarter was $186.8 million, compared to $158.8 million in the prior year. The Company had 23 warehouse clubs in operation at the end of fiscal 2006 compared to 22 at the end of fiscal 2005. The net warehouse sales, total revenues, and number of warehouse clubs for the prior year do not include PriceSmart Philippines which was sold in August 2005.

The Company recorded operating income in the quarter of $4.3 million compared to an operating loss of $465,000 in the fourth quarter of fiscal 2005. Fourth quarter 2006 results included asset impairment and closure costs of $1.7 million whereas fourth quarter 2005 asset impairment and closure costs were $2.6 million.

Net income attributable to common stockholders for the fourth quarter was $3.4 million or $0.12 per diluted share compared to a net loss of $24.1 million or ($0.95) per diluted share in the fourth quarter of fiscal 2005. Net income in the current period included $3.0 million of income, net of tax, primarily associated with the collection of a previously fully reserved loan from the Company’s former Philippine subsidiary. The loss in the fourth quarter of fiscal 2005 included: $16.7 million ($0.66 per diluted share) for discontinued operations, net of tax resulting from the sale of the Company’s interest in the Philippines operation; $1.3 million ($0.05 per diluted share) in charges related to the Company’s equity investment in PriceSmart Mexico which was closed in February 2005; and $5.1 million ($.20 per diluted share) in current period tax provisions and reserves for tax contingencies.

Total revenue for fiscal 2006 increased 18.7% to $734.7 million from $618.8 million in fiscal 2005 and net warehouse sales increased 18.9% to $719.6 million during that same period. For fiscal year 2006 the Company recorded operating income of $18.1 million and net income attributable to common stockholders of $11.9 million or $0.43 per diluted share. For fiscal year 2005 the Company recorded a net loss attributable to common stockholders of $63.6 million or ($3.15) per diluted share, of which, $20.6 million ($1.02 per diluted share) was attributable to deemed dividends related to the conversion of Series A and Series B preferred stock to common stock; $19.5 million ($0.96 per diluted share) related to discontinued operations, primarily PriceSmart Philippines; and $4.4 million ($0.22 per diluted share) was related to non-cash charges associated with the write-down of the Company’s equity investment in PriceSmart Mexico.

The Company ended the fiscal year with $40.0 million in unrestricted cash and, subsequent to year end, on September 15, 2006 repaid the outstanding balance of $14.9 million on the long-term debt held by the International Finance Corporation.

Commenting on the fourth quarter and full year results, PriceSmart President, Jose Luis Laparte, said, “The operating results reflect the positive business growth we have seen in our warehouse clubs as a result of the merchandise selection and value we bring to our members. We have begun the new fiscal year with the recent opening of our newly relocated warehouse club in San Pedro Sula, Honduras and we completed the expansion of one of our clubs in Panama City, Panama by 1,200 square meters. We are planning to open a third location in Trinidad in July 2007.”

PSMT News November 13, 2006	Page 2

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 23 warehouse clubs in 11 countries and one U.S. territory (four each in Panama and Costa Rica; two each in Dominican Republic, El Salvador, Guatemala, Honduras, and Trinidad; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company’s anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company had substantial net losses in fiscal 2003, 2004 and 2005, and may not be able to sustain the profitability it achieved in fiscal 2006 in future periods; the Company’s financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect the Company’s business; although the Company has taken and continues to take steps to improve significantly its internal controls, there may be material weaknesses or significant deficiencies that the Company has not yet identified; the Company faces significant competition; the Company faces difficulties in the shipment of and inherent risks in the importation of merchandise to its warehouse clubs; the Company is exposed to weather and other risks associated with international operations; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company’s stockholders have control over the Company’s voting stock, which will make it difficult to complete some corporate transactions without their support and may prevent a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company’s long-lived or intangible assets have been impaired could adversely affect the Company’s future results of operations and financial position; and the Company faces increased costs and compliance risks associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002; as well as the other risks detailed in the Company’s SEC reports, including the Company’s Form 10-Q filed pursuant to the Securities Exchange Act of 1934 on July 14, 2006. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. Certain prior period amounts may have been reclassified to conform to the current period presentation.

For further information, please contact Robert E. Price, Chief Executive Officer (858) 551-2336; or John M. Heffner, Executive Vice President and Chief Financial Officer (858) 404-8826.

PSMT News November 13, 2006	Page 3

PRICESMART, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended August 31,		Twelve Months Ended August 31,
	2006	2005	2006	2005
Revenues:
Sales:
Net warehouse club	$182,720	$155,389	$719,576	$604,994
Export	43	31	63	425
Membership income	3,097	2,549	11,520	9,424
Other income	944	876	3,514	3,982

Total revenues	186,804	158,845	734,673	618,825

Operating expenses:
Cost of goods sold:
Net warehouse club	153,103	132,037	611,411	516,611
Export	63	(2)	86	394
Selling, general and administrative:
Warehouse club operations	21,228	19,848	78,784	73,361
General and administrative	6,388	4,761	24,079	22,310
Preopening expenses	13	57	349	99
Asset impairment and closure costs	1,662	2,609	1,834	11,361

Total operating expenses	182,457	159,310	716,543	624,136

Operating income	4,347	(465)	18,130	(5,311)
Other income (expense):
Interest income	611	353	1,959	1,754
Interest expense	(933)	(496)	(3,191)	(5,385)
Other expense	(105)	(575)	(151)	(994)

Total other expense	(427)	(718)	(1,383)	(4,625)

Income (loss) from continuing operations before provision for income taxes, loss of unconsolidated affiliate and minority interest	3,920	(1,183)	16,747	(9,936)
Provision for income taxes	(3,426)	(5,099)	(8,112)	(9,140)
Loss of unconsolidated affiliate	(41)	(1,334)	(97)	(4,368)
Minority interest	(93)	164	(354)	566

Income (loss) from continuing operations	360	(7,452)	8,184	(22,878)
Discontinued operations, net of tax	3,024	(16,675)	3,674	(19,459)

Net income (loss)	3,384	(24,127)	11,858	(42,337)
Preferred dividends	—	—	—	(648)
Deemed dividend on exchange of common stock for preferred stock	—	—	—	(20,647)

Net income (loss) attributable to common stockholders	$3,384	$(24,127)	$11,858	$(63,632)

Basic income (loss) per share – common stockholders:
Continuing operations	$0.01	$(0.29)	$0.30	$(1.13)
Discontinued operations, net of tax	$0.11	$(0.66)	$0.13	$(0.96)
Preferred and deemed dividends	$—	$—	$—	$(1.06)

Attributable to common stockholders	$0.12	$(0.95)	$0.43	$(3.15)

Diluted income (loss) per share – common stockholders:
Continuing operations	$0.01	$(0.29)	$0.30	$(1.13)
Discontinued operations, net of tax	$0.11	$(0.66)	$0.13	$(0.96)
Preferred and deemed dividends	$—	$—	$—	$(1.06)

Attributable to common stockholders	$0.12	$(0.95)	$0.43	$(3.15)

Shares used in per share computations:
Basic	28,406	25,436	27,332	20,187

Diluted	29,145	25,436	27,735	20,187

PSMT News November 13, 2006	Page 4

PRICESMART, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

	August 31,
	2006	2005
ASSETS
Current Assets:
Cash and cash equivalents	$39,995	$30,147
Short-term restricted cash	7,651	7,331
Receivables, net of allowance for doubtful accounts of $191 and $2,260 in 2006 and 2005, respectively	3,599	1,759
Receivables from unconsolidated affiliate	—	811
Merchandise inventories	77,432	65,719
Prepaid expenses and other current assets	8,985	8,360
Assets of discontinued operations	1,594	315

Total current assets	139,256	114,442
Long-term restricted cash	531	1,045
Property and equipment, net	162,029	142,310
Goodwill	31,870	29,600
Deferred tax asset	20,183	22,260
Other assets	1,903	4,108
Investment in unconsolidated affiliate	3,271	6,089

Total Assets	$359,043	$319,854

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$158	$1,648
Accounts payable	65,520	57,423
Accounts payable to unconsolidated affiliate	381	—
Accrued salaries and benefits	5,765	4,513
Deferred membership income	5,780	4,773
Income taxes payable	4,098	2,271
Other accrued expenses	15,194	12,547
Long-term debt, current portion	5,417	5,417
Liabilities of discontinued operations	130	663

Total current liabilities	102,443	89,255
Deferred tax liability	1,101	958
Deferred rent	1,730	1,427
Accrued closure costs	3,226	3,466
Long-term debt, net of current portion	13,252	23,915

Total liabilities	121,752	119,021
Minority interest	2,672	2,560
Commitments and contingencies	—	—
Stockholders’ Equity:
Common stock, $.0001 par value, 45,000,000 shares authorized; 29,404,457 and 26,031,180 shares issued and 28,966,294 and 25,596,755 shares outstanding (net of treasury shares), respectively	3	3
Additional paid-in capital	364,132	339,644
Tax benefit from exercise of stock options	3,509	3,379
Notes receivable from stockholders	—	(29)
Accumulated other comprehensive loss	(13,883)	(13,757)
Accumulated deficit	(109,676)	(121,534)
Less: treasury stock at cost; 438,163 and 434,425 shares, respectively	(9,466)	(9,433)

Total stockholders’ equity	234,619	198,273

Total Liabilities and Stockholders’ Equity	$359,043	$319,854